Exhibit 99.B (n)(1)(i)

AMENDED SCHEDULE A

to the

SECOND AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

for

ING EQUITY TRUST

Classes of Shares
Funds	A	B	C	I	O	Q	W
ING Equity Dividend Fund	Ö	Ö	Ö	Ö	N/A	N/A	Ö
ING Growth Opportunities Fund	Ö	Ö	Ö	Ö	N/A	Ö	N/A
ING Index Plus LargeCap Equity Fund VIII	Ö	Ö	Ö	N/A	N/A	N/A	N/A
ING Index Plus LargeCap Equity Fund IX	Ö	Ö	Ö	N/A	N/A	N/A	N/A
ING MidCap Opportunities Fund	Ö	Ö	Ö	Ö	Ö	Ö	Ö
ING Opportunistic LargeCap Fund	Ö	Ö	Ö	Ö	N/A	N/A	Ö
ING Principal Protection Fund X	Ö	Ö	Ö	N/A	N/A	N/A	N/A
ING Principal Protection Fund XI	Ö	Ö	Ö	N/A	N/A	N/A	N/A
ING Principal Protection Fund XII	Ö	Ö	Ö	N/A	N/A	N/A	N/A
ING Principal Protection Fund XIII	Ö	Ö	Ö	N/A	N/A	N/A	N/A
ING Principal Protection Fund XIV	Ö	Ö	Ö	N/A	N/A	N/A	N/A
ING Real Estate Fund	Ö	Ö	Ö	Ö	Ö	Ö	Ö
ING SmallCap Opportunities Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö
ING SmallCap Value Multi-Manager Fund	Ö	Ö	Ö	Ö	N/A	N/A	Ö
ING Value Choice Fund	Ö	Ö	Ö	Ö	Ö	Ö	Ö

Last Approved:  May 14, 2009